Exhibit 10-P-11

Restricted Stock Unit Agreement under Ford Motor Company’s Long-Term Incentive Plan

This AGREEMENT made as of this [ ] day of May 20__ (the "RSU Agreement"), by and between Ford Motor Company, a Delaware corporation (the "Company"), and [Name of Grantee] (the "Grantee"), WITNESSETH:

WHEREAS, the Grantee is now employed by the Company, or one of its subsidiaries, in a responsible capacity and the Company desires to provide an incentive to the Grantee to encourage the Grantee to remain in the employ of the Company or of one or more of its subsidiaries and to increase the Grantee's interest in the Company's long-term success; and as an inducement thereto, the Company has adopted Ford’s Long-Term Incentive Plan (the "Plan"), to be administered by the Compensation Committee (the "Committee"), and has determined to grant to the Grantee the restricted stock units herein provided for,

NOW, THEREFORE, IT IS AGREED BETWEEN THE PARTIES as follows:

Subject to the terms and conditions set forth herein, in the Plan, in the "Terms and Conditions of Restricted Stock Unit Agreement" (the "RSU Terms and Conditions") and in any rules and regulations established by the Committee pursuant to the Plan (all of which are incorporated by reference into this Agreement as though set forth in full herein), the Company hereby grants to the Grantee [ ] restricted stock units (the "RSU Grant"). The RSU Grant will vest after [one, two, three] year/s from the date of grant; [x]% of the RSU Grant will vest after one year from the date of grant; [x]% of the RSU Grant will vest after two years from the date of grant; and [x]% of the RSU Grant will vest after three years from the date of grant

The Grantee agrees to remain in the employ of the Company or of one or more of its subsidiaries for a period ending on the later of (a) the date six months from the date of this Agreement or (b) the latest date to which the Grantee is obligated to remain in such employ under any restricted stock unit granted to the Grantee under the Plan or any Restricted Stock Unit Plan of the Company or under any amendment to any such restricted stock unit; provided, however, that, if the second paragraph of Article 3 of the RSU Terms and Conditions shall apply to the Grantee, such period shall be limited to three months from the date of this Agreement; and provided, further, that nothing contained herein or in the RSU Terms and Conditions shall restrict the right of the Company or any of its subsidiaries to terminate the employment of the Grantee at any time, with or without cause. The term "Company" as used in this Agreement and the RSU Terms and Conditions with reference to employment shall include subsidiaries of the Company. The term "subsidiary" as used in this paragraph shall mean (i) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (ii) any limited liability company a majority of the membership interest of which is owned directly or indirectly by the Company.

The grant of the RSU Grant is completely discretionary and does not create any rights to receive future restricted stock unit grants. The Company may amend, modify or terminate the Plan at any time, subject to limitations set forth in the Plan.

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AUTHENTICATED                        FORD MOTOR COMPANY
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Grantee
Grantee ID: _________________